UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934.

Date of Report (Date of earliest event reported):  May 28, 2019

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3700, Denver, Colorado	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-295-3995

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b—2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	XEC	New York Stock Exchange

ITEM 5.02                                  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation of Director; Appointment as Director Emeritus

On May 28, 2019, David A. Hentschel submitted his resignation as a director of Cimarex Energy Co. (the “Company” or “Cimarex”) effective as of May 31, 2019.  Mr. Hentschel’s resignation was not a result of any disagreement with the Company regarding any matter relating to its operations, policies and practices.

In connection with his retirement from the Board on May 31, 2019, the Board appointed Mr. Hentschel effective that date as Director Emeritus for up to a two-year term.  As compensation for serving as Director Emeritus, Mr. Hentschel will be entitled to an annual retainer of $85,000 payable on June 1, 2019 and June 1, 2020.  The Company also will enter into an indemnification agreement with Mr. Hentschel with substantially the same terms as his current indemnification agreement as a Director.

Election of Director

On May 28, 2019, the Board of Directors of Cimarex approved the appointment of Paul N. Eckley as a director of the Company effective as of May 31, 2019 immediately after the resignation of David A. Hentschel.   Mr. Eckley also was appointed effective May 31, 2019 to serve on the Compensation and Governance Committee of the Board of Directors.  Mr. Eckley will stand for election as director by the shareholders at Cimarex’s annual meeting held in 2020.

Mr. Eckley, 63, is Senior Vice President — Investments at State Farm® Corporate Headquarters in Bloomington, Illinois.  Mr. Eckley joined State Farm in 1977 as an investment analyst at Corporate Headquarters in Bloomington, Illinois. He was promoted to investment officer there in 1990 and then vice president — common stocks in 1995. He assumed his current position in 1998. Mr. Eckley was a director of the Emerging Markets Growth Fund owned by the Capital Group from 2005 until November 2016, including serving as Chairman of the Board of that Fund from January 2014 through November 2016.

Mr. Eckley received a bachelor’s degree in economics and history from Northwestern University in Evanston, Illinois in 1975 and a master of business administration degree from the University of Chicago in 1977. He earned the Chartered Financial Analyst (CFA) designation in 1981.

Mr. Eckley’s 42 year of experience in investments in public and private companies, including companies in the oil and gas industry, and extensive leadership roles are key attributes that make him well qualified to serve as a director of the Company.

As a non-employee director, Mr. Eckley will be entitled to receive director compensation, which includes an annual retainer and equity in the form of restricted stock, previously approved by our Compensation and Governance Committee.  On June 1, 2019, at the same time as other non-employee directors, Mr. Eckley will receive an annual retainer of $105,000 and shares of restricted stock having a value of $200,000 for the annual restricted share grant.  A copy of the form of award agreement is furnished as Exhibit 10.2 to this Current Report on Form 8-K.

The Company and Mr. Eckley also agreed to enter into an indemnification agreement in the form entered into with other directors and officers of the Company.  The form of this agreement is incorporated by reference into this Form 8-K.

ITEM 7.01                                  REGULATION FD DISCLOSURE

On May 28, 2019, the Company issued a press release concerning the appointment of Paul N. Eckley as a director.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information under this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS

D.                                    Exhibits

Exhibit No.	Description

10.1

Form of Indemnification Agreement between Cimarex Energy Co. and each of its executive officers and directors. [Incorporated by references to Exhibit 10.20 to the Annual Report on Form 10-K for the year ended December 31, 2012 filed on February 26, 2013 (Commission File No. 001-31446).]

10.2	Form of Notice of Grant of Restricted Stock (Director) and Award Agreement.

99.1	Cimarex News Release, dated May 28, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Cimarex has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated: May 29, 2019	By:	/s/ Francis B. Barron
Francis B. Barron,
Senior Vice President—General Counsel